Filed Pursuant to Rule 433
                                                         File No.: 333-127668-02



Deal Name            WBCMT 2005-C22
Lead Manager         Wachovia
Ticker/Short Name    WBCMT


Inventory            9020
Trader               Structured Products
Trade Date           12/15/05
Settle Date          12/29/05
S/C Code             A2


------------------------------------------------------------------------------------------------------------------------------------
   Class                          A-1                  A-2                  A-3                 A-PB                      A-4
------------------------------------------------------------------------------------------------------------------------------------
144A Cusip                         NA                   NA                   NA                   NA                       NA
144A ISIN                          NA                   NA                   NA                   NA                       NA
Global Cusip                    92976BBJ0           92976BBK7            92976BBL5            92976BBM3                92976BBN1
Global ISIN                   US92976BBJ08         US92976BBK70         US92976BBL53         US92976BBM37             US92976BBN10
RegS Cusip                         NA                   NA                   NA                   NA                       NA
RegS ISIN                          NA                   NA                   NA                   NA                       NA
DTC Eligible                        Y                   Y                    Y                    Y                        Y
MDY's                              Aaa                 Aaa                  Aaa                  Aaa                      Aaa
S&P                                AAA                 AAA                  AAA                  AAA                      AAA
FITCH                              AAA                 AAA                  AAA                  AAA                      AAA
Size                           49,139,000           93,894,000          164,597,000          148,538,000             940,984,000
Legal Final Maturity           12/15/2044           12/15/2044           12/15/2044           12/15/2044               12/15/2044
Expected Maturity              10/15/2010           11/15/2010           12/15/2012           8/15/2015                11/15/2015
Dated Date                      12/1/2005           12/1/2005            12/1/2005            12/1/2005                12/1/2005
1st Coupon                      01/17/06             01/17/06             01/17/06             01/17/06                 01/17/06
Principal Windows             01/06 - 10/10       10/10 - 11/10        08/12 - 12/12        11/10 - 08/15            08/15 - 11/15
WAL                               2.73                 4.81                 6.67                 7.63                     9.77
Coupon                            4.980               5.242                5.125                5.110                    5.105
Bench                          Interp Swp           Interp Swp           Interp Swp           Interp Swp               Interp Swp
Spread                             11                   23                   35                   33                       30
All-In Yield                     4.9535               5.1309               5.2966               5.2973                   5.3128
Price                            99.9989             100.4994             100.4862             100.4751                 100.4969
Class Type                         FIX                  FIX                  WAC                  WAC                      WAC
Accrual Basis                    30/360               30/360               30/360               30/360                   30/360
Payment Frequency    15th        Monthly             Monthly              Monthly              Monthly                  Monthly
Accrual Period                    1-30                 1-30                 1-30                 1-30                     1-30
Day Delay                          14                   14                   14                   14                       14
Record Date             ****last business day of the month preceding the month in which the applicable distribution date occurs****
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
   Class                               A-M                  A-J                   B                   C                    D
------------------------------------------------------------------------------------------------------------------------------------
144A Cusip                             NA                    NA                  NA                   NA                  NA
144A ISIN                              NA                    NA                  NA                   NA                  NA
Global Cusip                        92976BBQ4            92976BBR2            92976BBS0           92976BBT8            92976BBU5
Global ISIN                       US92976BBQ41          US92976BBR24        US92976BBS07         US92976BBT89        US92976BBU52
RegS Cusip                             NA                    NA                  NA                   NA                  NA
RegS ISIN                              NA                    NA                  NA                   NA                  NA
DTC Eligible                            Y                    Y                    Y                   Y                    Y
MDY's                                  Aaa                  Aaa                  Aa1                  Aa2                 Aa3
S&P                                    AAA                  AAA                  AA+                  AA                  AA-
FITCH                                  AAA                  AAA                  AA+                  AA                  AA-
Size                              253,412,000           152,047,000          22,174,000          31,676,000           25,341,000
Legal Final Maturity               12/15/2044            12/15/2044          12/15/2044           12/15/2044          12/15/2044
Expected Maturity                  11/15/2015            12/15/2015          12/15/2015           12/15/2015          12/15/2015
Dated Date                          12/1/2005            12/1/2005            12/1/2005           12/1/2005            12/1/2005
1st Coupon                          01/17/06              01/17/06            01/17/06             01/17/06            01/17/06
Principal Windows                 11/15 - 11/15        11/15 - 12/15        12/15 - 12/15       12/15 - 12/15        12/15 - 12/15
WAL                                   9.88                  9.93                9.96                 9.96                9.96
Coupon                                5.155                5.195                5.195               5.195                5.195
Bench                              Interp Swp            Interp Swp          Interp Swp           Interp Swp          Interp Swp
Spread                                 35                    42                  48                   50                  54
All-In Yield                         5.3653                5.4364              5.4971               5.5171              5.5571
Price                               100.4979              100.2726             99.8182             99.6681              99.3688
Class Type                              WAC                   WAC                 WAC                  WAC                 WAC
Accrual Basis                        30/360                30/360              30/360               30/360              30/360
Payment Frequency    15th            Monthly              Monthly              Monthly             Monthly              Monthly
Accrual Period                        1-30                  1-30                1-30                 1-30                1-30
Day Delay                              14                    14                  14                   14                  14
Record Date             ****last business day of the month preceding the month in which the applicable distribution date occurs****
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
   Class                                E                    F                    G                   H
------------------------------------------------------------------------------------------------------------------------------------
144A Cusip                             NA                92976BBW1            92976BBY7           92976BCA8
144A ISIN                              NA               US92976BBW19        US92976BBY74         US92976BCA89
Global Cusip                        92976BBV3                NA                  NA                   NA
Global ISIN                       US92976BBV36               NA                  NA                   NA
RegS Cusip                             NA                    NA                  NA                   NA
RegS ISIN                              NA                    NA                  NA                   NA
DTC Eligible                            Y                    Y                    Y                   Y
MDY's                                   A2                   A3                  Baa1                Baa2
S&P                                     A                    A-                 BBB+                 BBB
FITCH                                   A                    A-                 BBB+                 BBB
Size                               47,515,000            31,676,000          28,509,000          28,509,000
Legal Final Maturity               12/15/2044            12/15/2044          12/15/2044           12/15/2044
Expected Maturity                  12/15/2015            12/15/2015          12/15/2015           12/15/2015
Dated Date                          12/1/2005            12/1/2005            12/1/2005           12/1/2005
1st Coupon                          01/17/06              01/17/06            01/17/06             01/17/06
Principal Windows                 12/15 - 12/15        12/15 - 12/15        12/15 - 12/15       12/15 - 12/15
WAL                                   9.96                  9.96                9.96                 9.96
Coupon                                5.195                5.195                5.195               5.195
Bench                              Interp Swp            Interp Swp          Interp Swp           Interp Swp
Spread                                 62                    70                  110                 130
All-In Yield                         5.6371                5.7171              6.1171               6.3171
Price                                98.7735              98.1826              95.2931              93.888
Class Type                              WAC                   WAC                 WAC                  WAC
Accrual Basis                        30/360                30/360              30/360               30/360
Payment Frequency    15th            Monthly              Monthly              Monthly             Monthly
Accrual Period                        1-30                  1-30                1-30                 1-30
Day Delay                              14                    14                  14                   14
Record Date             ****last business day of the month preceding the month in which the applicable distribution date occurs****
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

Wachovia Securities is the trade name for the corporate and investment banking services of Wachovia Corporation and its subsidiaries. If this communication relates to an offering of US registered securities (i) a registration statement has been filed with the SEC, (ii) before investing you should read the
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may obtain these documents from your sales rep, by calling 1-800-326-5897 or by visiting www.sec.gov. If this communication relates to an offering of securities exempt from registration in the US, you should contact your sales rep for the complete disclosure package.